Exhibit (h)(4)


                            TRANSFER AGENCY AGREEMENT
                            -------------------------

         AGREEMENT made this 1st day of January, 2001, between AMSOUTH FUNDS (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the Trust desires that BISYS perform certain services for each
series  of  the  Trust  (individually   referred  to  herein  as  a  "Fund"  and
collectively as the "Funds"); and

         WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.       Services.
                  ---------

                  BISYS shall perform for the Trust the transfer agent services set forth in Schedule A hereto. BISYS also agrees to perform for the Trust such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. BISYS shall perform such additional services as are provided on an amendment to Schedule A hereof, in consideration of such fees as the parties hereto may agree.

                  BISYS may, in its discretion, appoint in writing other parties qualified to perform transfer agency services reasonably acceptable to the Trust (individually, a "Sub-transfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Fund; provided, however, that the Sub-transfer Agent shall be the agent of BISYS and not the agent of the Trust or such Fund, and that BISYS shall be fully responsible for the acts of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

         2.       Fees.
                  -----

                  The Trust shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto. Fees for any additional services to be provided by BISYS pursuant to an amendment to Schedule A hereto shall be subject to mutual agreement at the time such amendment to Schedule A is proposed.

         3.       Reimbursement of Expenses.
                  --------------------------

                  In addition to paying BISYS the fees described in Section 2 hereof, the Trust agrees to reimburse BISYS for BISYS' out-of-pocket expenses in providing services hereunder, including without limitation, the following:

                  (a) All freight and other delivery and bonding charges incurred by BISYS in delivering materials to and from the Trust and in delivering all materials to shareholders;

                  (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS in communication with the Trust, the Trust's investment adviser or custodian, dealers, shareholders or others as required for BISYS to perform the services to be provided hereunder;

                  (c) Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other forms of printed material which shall be required by BISYS for the performance of the services to be provided hereunder;

                  (d) The cost of microfilm or microfiche of records or other materials;

                  (e) All systems-related expenses associated with the provision of special reports and services pursuant to Schedule C attached hereto;

                  (f)      Expenses associated with NSCC processing; and

                  (g)      Any  expenses   BISYS  shall  incur  at  the  written
                           direction of an officer of the Trust thereunto duly authorized.

         4.       Effective Date.
                  ---------------

                  This Agreement shall become effective as of the date first written above (the "Effective Date").

         5.       Term.
                  -----

                  The term of this Agreement shall commence on the Effective Date and shall remain in effect, unless earlier terminated by either party hereto as provided hereunder, until December 31, 2006 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive two-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause. Written notice of nonrenewal must be provided at least sixty (60) days prior to the end of the Initial Term or any Rollover Period, as the case may be.

                  For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involved by way of pleading, consent, or acquiescence in, a voluntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (d) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein.

                  Notwithstanding the foregoing, after such termination, for so long as BISYS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due BISYS and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust, in addition to the compensation described in this Schedule A, the amount of all of BISYS' cash disbursements for services in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents.

                  If, during the Initial Term, for any reason other than nonrenewal, mutual agreement of the parties or "cause," as defined above, BISYS is replaced as transfer agent, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any Sub-transfer Agent appointed by BISYS as provided in Article 1 hereof), then the Trust shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to the fees that are due and payable under this Agreement for the lesser of (i) the remainder of the Initial Term of this Agreement or (ii) a two-year period, assuming for purposes of calculation of the payment that such balance shall be based upon the average amount of the Trust's assets for the twelve months prior to the date BISYS is replaced or a third party is added.

                  In the event the Trust is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the then-current term of this Agreement, the parties acknowledge and agree that the liquidated damages provision set forth above shall be applicable in those instances in which BISYS is not retained to provide transfer agency services consistent with this Agreement. The one-time cash payment referenced above shall be due and payable on the day prior to the first day in which BISYS is replaced or a third party is added.

                  The parties further acknowledge and agree that, in the event BISYS is replaced, or a third party is added, as set forth above, (1) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

         6.       Uncontrollable Events.
                  ----------------------

                  BISYS assumes no responsibility hereunder, and shall not be liable for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

         7.       Legal Advice.
                  -------------

                  BISYS shall notify the Trust at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement; and after so notifying the Trust, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of the Trust or Funds unless relating to a matter involving BISYS' willful misfeasance, bad faith, gross negligence or reckless disregard with respect to BISYS' responsibilities and duties hereunder and BISYS shall in no event be liable to the Trust or any Fund or any shareholder or beneficial owner of the Trust for any action reasonably taken pursuant to such advice.

         8.       Instructions.
                  -------------

                  Whenever BISYS is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, BISYS shall be entitled to rely upon any certificate, letter or other instrument or communication, believed by BISYS to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trust's Board of Trustees (hereafter referred to as the "Trustees") or by the shareholder or shareholder's agent, as the case may be.

                  As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trust relating to the Funds to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from the Trust.

         9. Standard of Care; Reliance on Records and Instructions; Indemnification.
                  -------------------------------------------------------

                  BISYS shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. The Trust agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by the Trust, the investment adviser and on any records provided by any fund accountant or custodian thereof; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties; and further provided that prior to confessing any claim against it which may be the subject of this indemnification, BISYS shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS.

         10.      Record Retention and Confidentiality.
                  -------------------------------------

                  BISYS shall keep and maintain on behalf of the Trust all books and records which the Trust or BISYS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. BISYS further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission (the "Commission") at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Trust , the shareholder, or shareholder's agent, or the dealer of record as to such account.

         11.      Reports.
                  -------

                  BISYS will furnish to the Trust and to its properly-authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Trust in writing, such reports at such times as are prescribed in Schedule C attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Schedule
C. The Trust agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein.

         12.      Rights of Ownership.
                  --------------------

                  All computer programs and procedures developed to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         13.      Return of Records.
                  ------------------

                  BISYS may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain BISYS' files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by BISYS for the lesser of (i) the remaining duration of this Agreement or (ii) six years from the year of creation. At the end of such period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

         14.      Bank Accounts.
                  --------------

                  The Trust and the Funds shall establish and maintain such bank accounts with such bank or banks as are selected by the Trust, as are necessary in order that BISYS may perform the services required to be performed hereunder. To the extent that the performance of such services shall require BISYS directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust and Funds shall provide such bank or banks with all instructions and authorizations necessary for BISYS to effect such disbursements.

         15.      Representations of the Trust.
                  -----------------------------

                  The Trust certifies to BISYS that: (a) as of the close of business on the Effective Date, each Fund which is in existence as of the Effective Date has authorized unlimited shares, and (b) by virtue of its Declaration of Trust, shares of each Fund which are redeemed by the Trust may be sold by the Trust from its treasury, and (c) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         16.      Representations of BISYS.
                  -------------------------

                  BISYS represents and warrants that: (a) BISYS has been in, and shall continue to be in, substantial compliance with all provisions of law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required in connection with the performance of its duties under this Agreement; and (b) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trust and BISYS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder.

         17.      Insurance.
                  ----------

                  BISYS shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. BISYS shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by BISYS under its insurance coverage.

         18.      Information to be Furnished by the Trust and Funds.
                  ---------------------------------------------------

                  The Trust has furnished to BISYS the following:

                  (a) Copies of the Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such Declaration has been filed.

                  (b)      Copies of the following documents:

                           1.    The Trust's Bylaws and any amendments thereto;

                           2. Certified copies of resolutions of the Trustees covering the following matters:

                                    A.   Approval   of   this    Agreement   and
                                         authorization of a specified officer of
                                         the Trust to execute and  deliver  this
                                         Agreement   and    authorization    for
                                         specified  officers  of  the  Trust  to
                                         instruct BISYS hereunder, and

                                    B.   Authorization   of   BISYS  to  act  as
                                         Transfer  Agent for the Trust on behalf
                                         of the Funds.

                  (c)      A list of all  officers of the Trust,  together  with
                           specimen  signatures  of  those  officers,   who  are
                           authorized to instruct BISYS in all matters.

                  (d) Two copies of the following (if such documents are employed by the Trust):

                           1.    Prospectuses   and   Statement  of   Additional
                                 Information;

                           2.    Distribution Agreement; and

                           3. All other forms commonly used by the Trust or its Distributor with regard to their relationships and transactions with shareholders of the Funds.

                  (e) A certificate as to shares of beneficial interest of the Trust authorized, issued, and outstanding as of the Effective Date of BISYS' appointment as Transfer Agent (or as of the date on which BISYS' services are commenced, whichever is the later date) and as to receipt of full consideration by the Trust for all shares outstanding, such statement to be certified by the Treasurer of the Trust.

         19.      INFORMATION FURNISHED BY BISYS.

                  BISYS has furnished to the Trust the following:

                  (a)      BISYS' Articles of Incorporation.

                  (b)      BISYS' Bylaws and any amendments thereto.

                  (c) Certified copies of actions of BISYS covering the following matters:

                           1. Approval of this Agreement, and authorization of a specified officer of BISYS to execute and deliver this Agreement;

                           2. Authorization of BISYS to act as Transfer Agent for the Trust.

                  (d) A copy of the most recent independent accountants' report relating to internal accounting control systems as filed with the Commission pursuant to Rule 17Ad-13 under the Exchange Act.

         20.      Amendments to Documents.
                  ------------------------

                  The Trust shall furnish BISYS written copies of any amendments to, or changes in; any of the items referred to in Section 18 hereof forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statement of Additional Information of the Trust which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless the Trust first obtains BISYS' approval of such amendments or changes.

         21.      Reliance on Amendments.
                  -----------------------

                  BISYS may rely on any amendments to or changes in any of the documents and other items to be provided by the Trust pursuant to Sections 18 and 20 of this Agreement and the Trust hereby indemnifies and holds harmless BISYS from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of BISYS in reasonable reliance upon such amendments and/or changes. Although BISYS is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 18 and 20 hereof, BISYS shall be under no duty to comply with or take any action as a result of any of such amendments or changes unless the Trust first obtains BISYS' written consent to and approval of such amendments or changes.

         22.      Compliance with Law.
                  --------------------

                  Except for the obligations of BISYS set forth in Section 10 hereof, the Trust assumes full responsibility for the preparation, contents, and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the 1933 Act and the 1940 Act has been declared or becomes effective.

         23.      Notices.
                  --------

                  Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: 3435 Stelzer Road, Columbus, Ohio 43219, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         24.      Headings.
                  ---------

                  Paragraph   headings  in  this   Agreement  are  included  for
convenience only and are not to be used to construe or interpret this Agreement.

         25.      Assignment.
                  -----------

                  This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 25 shall not limit or in any way affect BISYS' right to appoint a Sub-transfer Agent pursuant to Section 1 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         26.      Governing Law.
                  --------------

                  This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Ohio.

         27.      Limitation of Liability of the Trustees and Shareholders.
                  ---------------------------------------------------------

                  The names "AmSouth Funds" and "Trustees of AmSouth Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of October 1, 1987, as amended June 25, 1993, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "AmSouth Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                       AMSOUTH FUNDS

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                       BISYS FUND SERVICES OHIO, INC.

                                       By: /s/ William Tomko
                                          --------------------------------------

                                       Title: President
                                             -----------------------------------

                                   SCHEDULE A
                                   ----------

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                  AMSOUTH FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                            TRANSFER AGENCY SERVICES
                            ------------------------


1.       Shareholder Transactions
         ------------------------

         a.       Process shareholder purchase and redemption orders.

         b.       Set  up  account  information,   including  address,  dividend
                  option, taxpayer identification numbers and wire instructions.

         c. Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended.

         d.       Issue periodic statements for shareholders.

         e.       Process transfers and exchanges.

         f. Process dividend payments, including the purchase of new shares, through dividend reimbursement.

2.       Shareholder Information Services
         --------------------------------

         a. Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

         b. Produce detailed history of transactions through duplicate or special order statements upon request.

         c.       Provide mailing labels for distribution of financial  reports,
                  prospectuses,   proxy  statements  or  marketing  material  to
                  current shareholders.

3.       Compliance Reporting
         --------------------

         a. Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers and the States in which the Fund is registered.

         b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

         c.       Issue tax-withholding reports to the Internal Revenue Service.

4.       Dealer/Load Processing (if applicable)
         --------------------------------------

         a. Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

         b.       Account  for  separation  of  shareholder   investments   from
                  transaction sale charges for purchase of Fund shares.

         c. Calculate fees due under 12b-1 plans for distribution and marketing expenses.

         d. Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Fund.

5.       Shareholder Account Maintenance
         -------------------------------

         a. Maintain all shareholder records for each account in the Trust.

         b.       Issue  customer  statements  on  scheduled  cycle,   providing
                  duplicate second and third party copies if required.

         c.       Record shareholder account information changes.

         d.       Maintain account documentation files for each shareholder.

                                   SCHEDULE B
                                   ----------

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                  AMSOUTH FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                              TRANSFER AGENCY FEES
                              --------------------


A.       ANNUAL FEE
         ----------

         1. Subject to the annual minimum fee set forth in A.2. below, BISYS shall be entitled to receive an annual base fee equal to one and one-half one-hundredths of one percent (.015%) of the Trust's total assets. Such base fee shall then be allocated to each Fund/class based on relative total asset size.

         2. The base fee set forth above shall be subject to an annual minimum fee of $10,000 per Fund/class.

B.       ADDITIONAL FEES
         ---------------

         1. Each Fund utilizing the payroll deduction feature will pay a fee of $.50 per transaction plus a $500 set-up fee.

         2. Each Fund will pay a $20.00 fee per T.I.N. per year for each I.R.A.

         3.       Each Fund with asset allocation will pay the following fees:

                           $3,000 annually (quarterly rebalancing)
                           $4,000 annually (monthly rebalancing)
                           $.05 per transaction fee

C.       MULTIPLE CLASSES OF SHARES
         --------------------------

         BISYS shall also be entitled to receive an annual fee of $10,000 per class for each share class that is created following the Effective Date of the Agreement.

D.       OUT-OF-POCKET EXPENSES
         ----------------------

         BISYS shall be entitled to be reimbursed for all reasonable out-of-pocket expenses including, but not limited to, the expenses set forth in
Section 3 of the Transfer Agency Agreement to which this Schedule B is attached.

                                   SCHEDULE C
                                   ----------

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                  AMSOUTH FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                                     REPORTS
                                     -------

1.       Daily Shareholder Activity Journal

2.       Daily Fund Activity Summary Report

         a.       Beginning Balance

         b.       Dealer Transactions

         c.       Shareholder Transactions

         d.       Reinvested Dividends

         e.       Exchanges

         f.       Adjustments

         g.       Ending Balance

3.       Daily Wire and Check Registers

4.       Monthly Dealer Processing Reports

5.       Monthly Dividend Reports

6.       Sales Data Reports for Blue Sky Registration

7. A copy of the most recent report by independent public accountants describing control structure policies and procedures relating to transfer agency operations pursuant to AICPA Statement on Auditing Standards Number 70.

8. Such special reports and additional information that the parties may agree upon, from time to time.